Exhibit 4.52
Shanghai Commercial Bank LTD
Shenzhen Branch
26/F, Shenzhen International Finance Mansion, 2022 Jianshe Road, Shenzhen
Tel: (755) 82200319 Fax: (755) 82204964
Reference Number: SZ0511023/BT
Date: Dec. 31, 2007
Jetup Electronic (Shenzhen) Co. Ltd
Block A, B, C, D, Sanyidui Industrial Zone, Zhoushi Road, Jiuwei Village,
Xixiang Town, Bao’an District, Shenzhen
Addressee: Mr. Colin Yoeh / Mr. Thomas Lai
Dear Sir or Madam:
Complementation Agreement:
Jetup Electronic (Shenzhen) Co. Ltd (“Borrower”)
According to the request from your company, Shanghai Commercial Bank Shenzhen Branch (hereinafter referred to as “the Bank”) agreeably inform you that term(s) of the Letter of Credit Extension for Bank Loans Accommodation (Reference No.: SZ0511023/BT) has been modified as follows:
Security and/or guaranty
☑	The Contract of Guaranty in the standard format of the Bank, with security money Five Million USD only, signed by Nam Tai Electronic & Electrical Products Ltd. in cordiality.
     The rest terms remain unchanged.
This written complementation agreement is an undivided integral part of the Letter of Credit Extension for Bank Loans Accommodation (Reference No.: SZ0511023/BT). The Complementation Agreement and the Letter of Credit Extension are equally valid. The Complementation Agreement will go into effect from the date of being signed and submitted to the Bank by the Borrower.
If there is any questions, please contact Mr. Wang Dongliang, who is in charge of the affair, at 86-755-82227606.

Shanghai Commercial Bank LTD
Shanghai Commercial Bank Ltd. Shenzhen Branch
/s/ Yao Jinxiong /s/ Zheng Lifen [Chop of Shanghai Commercial Bank Ltd.]                                          (Official Seal)
Name of Authorized Signer: Yao Jinxiong / Zheng Lifen
Position: Vice President of the Bank / Operation Director
The Borrower and guarantor agree to accept all terms and conditions of this letter.
Borrower: Jetup Electronic (Shenzhen) Co. Ltd.(Official Seal)
/s/ [signature illegible]

Name of Legal Representative/Authorized Representative
[
[In Chinese]
Position:
[In Chinese]
Date:
Guarantor:
Nam Tai Electronic & Electrical Products Ltd
For and on behalf of
NAM TAI ELECTRONIC & ELECTRICAL PRODUCTS LIMITED
/s/ [signature illegible]
(Signature)
Authorized Signature
Name of Legal Representative/Authorized Representative
[In Chinese]
Position:
[In Chinese]
Date: